Novocure Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Company Update

Full year 2021 net revenues of $535 million, an increase of 8% year-over-year

Invested record $201 million in 2021 in research and development initiatives intended to advance Tumor Treating Fields science and technology

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today reported financial results for the fourth quarter and full year ended December 31, 2021. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (“TTFields”).

“We founded Novocure to exploit the novel observation that electric fields can be harnessed to disrupt cancer cell division,” said William Doyle, Novocure’s Executive Chairman. “More than two decades later, we continue to build our knowledge and capabilities to optimize the Tumor Treating Fields therapy platform and to bring Tumor Treating Fields therapy to cancer patients. Last year, we generated over half a billion dollars in net revenues and invested two hundred million dollars in R&D. With multiple pivotal clinical studies set to read out in the coming 24 months, we are nearing a key inflection point for cancer patients and our business.”

Financial updates for the full year and fourth quarter ended December 31, 2021:
•Total net revenues for the year were $535.0 million, an increase of 8% year-over-year.
•Total net revenues for the quarter were $133.2 million. The company did not recognize material revenue from its Medicare backlog in the quarter. This compares to $11 million received from the successful appeal of previously denied Medicare claims in the fourth quarter of 2020.
•The United States, EMEA and Japan contributed $92.0 million, $26.5 million, and $8.8 million in quarterly net revenues, respectively. Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $5.8 million.
•Gross margin for the quarter was 78%.
•Research, development and clinical studies expenses for the quarter were $56.9 million.
•Sales and marketing expenses for the quarter were $39.0 million.
•General and administrative expenses for the quarter were $31.0 million.
•Net loss for the quarter was $26.5 million with loss per share of $0.25.
•Adjusted EBITDA* for the quarter was $1.7 million.
•Cash, cash equivalents and short-term investments were $937.7 million as of December 31, 2021.

Operational updates for the fourth quarter ended December 31, 2021:
•As of December 31, 2021, there were 3,587 active patients on therapy, an increase of 5% year-over-year. Active patients from North America, EMEA and Japan contributed 2,272, 1,008 and 307 active patients, respectively.
•1,430 prescriptions were received in the quarter, an increase of 1% year-over-year. Prescriptions from North America, EMEA and Japan contributed 966, 349 and 115 prescriptions, respectively.

Quarterly achievements:
•In November, we announced the last patient had been enrolled in our phase 3 pivotal LUNAR study for the treatment of non-small cell lung cancer (“NSCLC”). Patients will be followed for 12 months with top-line data expected by year-end 2022.
•In November, Dr. David Tran , Chief of the Division of Neuro-Oncology at the McKnight Brain Institute at the University of Florida, released updated data from the phase 2 pilot 2-THE-TOP study testing the safety and efficacy of TTFields together with pembrolizmuab and temozolomide for the treatment of adult patients with newly diagnosed glioblastoma (“GBM”). In patients with greater than 9 months of follow-up, median progression-free survival was at least 11.2 months compared to 6.7 months from Novocure’s pivotal EF-14 study, in which patients received TTFields and temozolomide, and 4.0 months from the control arm of EF-14, where patients received temozolomide alone.
•In December, we announced the acquisition and construction of an office building in downtown Portsmouth, New Hampshire. The property will provide space for our growing employee base and house a world-class training and development center.

2022 Outlook:
•The company expects to achieve active patient growth between 2% to 5% in 2022, in-line with the growth rate experienced in the fourth quarter of 2021. Longer term, the company continues to expect further adoption in its core GBM business.

Anticipated clinical milestones:
•Data from phase 2 pilot EF-31 study in gastric cancer (2022)
•Data from phase 2 pilot EF-33 study with high-intensity arrays in recurrent GBM (2022)
•Last patient enrollment in phase 3 pivotal METIS study in brain metastases (2022)
•Data from phase 3 pivotal LUNAR study in NSCLC (2022)
•Last patient enrollment in phase 3 pivotal PANOVA-3 study in locally advanced pancreatic cancer (2023)
•Data from phase 3 pivotal INNOVATE-3 study in recurrent ovarian cancer (2023)
•Data from phase 3 pivotal METIS study in brain metastases (2023)
•Data from phase 3 pivotal PANOVA-3 study in locally advanced pancreatic cancer (2024)

Conference call details
Novocure will host a conference call and webcast to discuss fourth quarter and full year 2021 financial results at 8 a.m. EST today, Thursday, February 24, 2022. Analysts and investors can participate in the conference call by dialing 855-442-6895 for domestic callers and 509-960-9037 for international callers, using the conference ID 8879093.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and malignant pleural mesothelioma. Novocure has ongoing or completed clinical studies investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Jersey, and with a growing global footprint, Novocure has regional operating centers in Root, Switzerland, Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 24, 2022, as amended to date, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Consolidated Statements of Operations
USD in thousands (except share and per share data)

	Three Months Ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net revenues	$133,213	$143,953	$535,031	$494,366
Cost of revenues	29,687	28,136	114,877	106,501
Gross profit	103,526	115,817	420,154	387,865

Operating costs and expenses:
Research, development and clinical studies	56,931	44,002	201,303	132,010
Sales and marketing	38,982	31,359	137,057	118,017
General and administrative	31,011	28,364	126,127	107,437
Total operating costs and expenses	126,925	103,725	464,488	357,464

Operating income (loss)	(23,398)	12,092	(44,333)	30,401
Financial expenses (income), net	2,175	3,267	7,742	12,299

Income (loss) before income tax	(25,573)	8,825	(52,075)	18,102
Income tax	885	3,908	6,276	(1,706)
Net income (loss)	$(26,458)	$4,917	$(58,351)	$19,808

Basic net income (loss) per ordinary share	$(0.25)	$0.05	$(0.56)	$0.20
Weighted average number of ordinary shares used in computing basic net income (loss) per share	103,884,288	101,945,085	103,433,274	100,930,866

Diluted net income (loss) per ordinary share	$(0.25)	$0.04	$(0.56)	$0.18
Weighted average number of ordinary shares used in computing diluted net income (loss) per share	103,884,288	110,604,714	103,433,274	108,877,648

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$208,802	$234,674
Short-term investments	728,898	607,902
Restricted cash	807	11,499
Trade receivables, net	93,567	96,699
Receivables and prepaid expenses	17,025	21,245
Inventories	24,427	27,422
Total current assets	1,073,526	999,441
Long-term assets:
Property and equipment, net	22,693	11,395
Field equipment, net	12,923	11,230
Right-of-use assets, net	18,267	19,009
Other long-term assets	12,086	10,908
Total long-term assets	65,969	52,542
Total assets	$1,139,495	$1,051,983

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2021	2020
Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$72,600	$53,647
Other payables and accrued expenses	70,002	59,965
Total current liabilities	142,602	113,612
Long-term liabilities:
Long-term loan, net of discount and issuance costs	562,216	429,905
Deferred revenues	6,477	12,139
Employee benefit liabilities	4,543	5,171
Long term leases	12,997	14,293
Other long-term liabilities	166	337
Total long-term liabilities	586,399	461,845
Total liabilities	729,001	575,457
Commitments and contingencies
Shareholders’ equity:
Share capital -
Ordinary shares - No par value, Unlimited shares authorized; Issued and outstanding: 103,971,263 shares and 102,334,276 shares at December 31, 2021 and December 31, 2020 respectively;	—	—
Additional paid-in capital	1,099,589	1,111,435
Accumulated other comprehensive loss	(3,169)	(3,832)
Accumulated deficit	(685,926)	(631,077)
Total shareholders’ equity	410,494	476,526
Total liabilities and shareholders’ equity	$1,139,495	$1,051,983

Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$(26,458)	$4,917	(638)%	$(58,351)	$19,808	(395)%
Add: Income tax	885	3,908	(77)%	$6,276	$(1,706)	(468)%
Add: Financial expenses (income), net	2,175	3,267	(33)%	$7,742	$12,299	(37)%
Add: Depreciation and amortization	2,667	2,473	8%	$10,251	$9,150	12%
EBITDA	$(20,731)	$14,565	(242)%	$(34,082)	$39,551	(186)%
Add: Share-based compensation	22,398	20,273	10%	$94,900	$75,721	25%
Adjusted EBITDA	$1,667	$34,838	(95)%	$60,818	$115,272	(47)%

Investors:
Ingrid Goldberg
investorinfo@novocure.com
610-723-7427

Media:
Leigh Labrie
media@novocure.com
610-723-7428